Exhibit 99.1

News Release

Release Time:	Immediate
Contact:	Susan Blair, (501) 978-2217
Date:	May 13, 2016

Bank of the Ozarks, Inc. Announces FDIC and Arkansas State Bank Department Approvals

For Community & Southern Bank and C1 Bank Merger Transactions

LITTLE ROCK, ARKANSAS–Bank of the Ozarks, Inc. (NASDAQ: OZRK), the parent company for Bank of the Ozarks, today announced receipt of regulatory approval from both the Federal Deposit Insurance Corporation (“FDIC”) and the Arkansas State Bank Department of the previously announced merger transactions between Bank of the Ozarks and both Community & Southern Bank, the wholly-owned bank subsidiary of Community & Southern Holdings, Inc., and C1 Bank, the wholly-owned bank subsidiary of C1 Financial, Inc.

OZRK expects approval from the Federal Reserve Bank of its merger transactions with both Community & Southern Holdings, Inc. and C1 Financial, Inc. by the end of the second quarter of 2016 and once received, all necessary approvals for the closing of both transactions will be met. OZRK expects to announce the closing dates for both transactions after the Federal Reserve Bank approvals are received.

ABOUT BANK OF THE OZARKS, INC.

Bank of the Ozarks, Inc. is a bank holding company with $11.4 billion in total assets as of March 31, 2016 and its shares trade on the NASDAQ Global Select Market under the symbol “OZRK.” OZRK owns a state-chartered subsidiary bank that conducts banking operations through 177 offices in Arkansas, Georgia, North Carolina, Texas, Florida, Alabama, South Carolina, New York and California. OZRK may be contacted at (501) 978-2265 or P. O. Box 8811, Little Rock, Arkansas 72231-8811. Its website is: www.bankozarks.com.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This release and other communications by Bank of the Ozarks, Inc. (the “Company”) include certain “forward-looking statements” regarding the Company’s plans, expectations, thoughts, beliefs, estimates, goals and outlook for the future that are intended to be covered by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements relating to the terms and closing of the proposed transactions between the Company and Community & Southern Holdings, Inc. (“C&S”) and C1 Financial, Inc. (“C1”). Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time. Those statements are subject to certain risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in such forward-looking statements. These risks, uncertainties, and other factors include, but are not limited to: potential delays or other problems implementing the Company’s growth, expansion and acquisition strategies including delays in identifying sites, hiring or retaining qualified personnel, obtaining regulatory or other approvals, obtaining permits and designing, constructing and opening new offices; the Company’s ability to consummate the C&S and/or C1 transactions or satisfy the conditions to the completion of the transactions, including the receipt of all required regulatory approvals on the terms expected or on the anticipated schedules; the possibility that any of the anticipated benefits of the proposed C&S and/or C1 merger will not be realized or will not be realized within the expected time period; the risk that integration of C&S’ or C1’s operations with those of the Company will be materially delayed or will be more costly or difficult than expected; problems with, or additional expenses relating to, integrating or managing acquisitions; the effect of the announcements or completion of any pending or future mergers or acquisitions on customer relationships and operating results; the ability to attract new or retain existing or acquired deposits or to retain or grow loans and leases, including growth from unfunded closed loans; the ability to generate future revenue growth or to control future growth in non-interest expense; interest rate fluctuations, including changes in the yield curve between short-term and long-term interest rates; competitive factors and pricing pressures, including their effect on the Company’s net interest margin; general economic, unemployment, credit market and real estate market conditions, and the effect of such conditions on the creditworthiness of borrowers and lessees, collateral values, the value of investment securities and asset recovery values; changes in legal and regulatory requirements, including additional legal and regulatory requirements to which the Company will be subject as a result of its total assets exceeding $10 billion; recently enacted and potential legislation and regulatory actions and the costs and expenses to comply with new legislation and regulatory actions, including legislation and regulatory actions intended to stabilize economic conditions and credit markets, strengthen the capital of financial institutions, increase regulation of the financial services industry and protect homeowners or consumers; changes in U.S. government monetary and fiscal policy; possible further downgrade of U.S. Treasury securities; the ability to keep pace with technological changes, including changes regarding maintaining cybersecurity; an increase in the incidence or severity of fraud, illegal payments, security breaches or other illegal acts impacting the Company or its customers; adoption of new accounting standards or changes in existing standards; and adverse results in current or future litigation or regulatory examinations as well as other factors identified in this press release or as detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including those factors included in the disclosures under the headings “Forward-Looking Information” and “Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC. Should one or more of the foregoing risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those projected or described in such forward-looking statements. The Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.